Exhibit 10.05

VICE PRESIDENT PRODUCT DEVELOPMENT

COMPENSATION AGREEMENT

THIS AGREEMENT made as of January 01, 2005

BETWEEN:

S2C Global Systems, Inc., a company incorporated under the laws of Nevada, USA having an office at 1650-1188 West Georgia Street, Vancouver, BC V6A 4E3

(the "Company")

OF THE FIRST PART

AND:

Will Benedikt with an office at 844 Larchwood Crescent, Kingston, Ontario K7P 1P8

(the "Executive")

OF THE SECOND PART

AND:

First Step Product Development a company incorporated under the laws of British Columbia having office at 844 Larchwood Crescent, Kingston, Ontario K7P 1P8

(the "First Step")

OF THE THIRD PART

WHEREAS, the Company has appointed Executive to the position of Vice President Product Development and the Executive has accepted such appointment;

WHEREAS, the Executive desires to direct his compensation for services rendered to the company through his holding company First Step Financial, (FIRST STEP);

WHEREAS, in connection with such appointment, the Company, Executive

And FIRST STEP desire to enter into this Agreement;

NOW, THEREFORE, in consideration of the Executive's appointment as Vice President Product Development (VPPD), and for other good and valuable consideration the receipt of which is hereby acknowledged, the Executive, FIRST STEP and Company agrees as follows:

1.

Effective Date. This Agreements Effective Date Is the date first mentioned herein.

2.

Duties.  The Executive agrees that while he is engaged by the Company, he will devote a reasonable working time, energies and talents to serving as the Vice President Product Development of the Company and providing services for the Company at the direction of the Chief Executive Officer (CEO).  The Executive shall have such duties and responsibilities as may be assigned to him from time to time by the CEO, shall perform all duties assigned to him faithfully and efficiently, subject to the direction of the CEO, and shall have such authorities and powers as are inherent to the undertakings applicable to his position and necessary to carry out the responsibilities and duties required of him hereunder; provided, however, that the Executive shall not be required to perform any duties while he is disabled. Both parties understand and agree that the Executive may serve on boards of directors of other businesses, which are not in competition with the Company and may engage in commercial, civic and charitable activities provided that such service and activities do not materially interfere with the performance of the Executive's duties.

3.

Compensation. Subject to the terms and conditions of this Agreement, during the Employment Period while the Executive is employed by the Company, the Company shall compensate FIRST STEP for the Executives services as follows:

3.1.

The Executive shall receive, for each twelve-consecutive month period beginning on January 1st, 2005, and each anniversary thereof, an annual fee not less than $60,000 (the "Fee"), which Fee shall be payable in substantially equal monthly instalments on or before the last day of each month. The Executive's rate of Fee shall be reviewed annually beginning in November 2005 and may be increased at that time with the Compensation Committees approval.

3.1.1.

The Fee is net of any applicable taxes, and where any taxation is required to be applied as determined under Generally Accepted Accounting Principles (“GAAP”) the same will be remitted to FIRST STEP with the monthly remittance.

3.2.

First Step is entitled to 250,000 common shares of the company issued over a set release schedule as long as Executive remains in the capacity of VPPD.   The shares are restricted under Rule 144 of the 1933 Securities Act.

3.2.1.

The Company will do everything within its power to release the said shares from any and all restrictions at the earliest date possible.

3.2.2.

First Step will receive 50,000 of the common shares of the Company within 10 business days of the execution of this Agreement.

3.2.3.

50,000 released every 3 months on the anniversary of the Effective Date.  Common shares are to be released from Treasury upon written approval from Board of Directors. If the Board chooses to terminate the Executive at the anniversary of this agreement, any balance of common stock remaining unrealized by FIRST STEP will be returned to Treasury.

3.3.

FIRST STEP is entitled to participate in the company’s stock option plan at conversion price and an amount authorized by the Board of Directors.

3.4.

The Executive is entitled to a bonus payable semi-annually based on a defined set of benchmarks established by the Board of Directors.  Benchmarks to be attributed to sales levels, profitability of the corporation and stock price performance.

3.5.

Except as otherwise specifically provided to the contrary in this Agreement, the Executive shall be provided with health, welfare and other fringe benefits to the same extent and on the same terms as those benefits are provided by the Company from time to time to the Company's other management executives.

3.6.

The Executive shall be reimbursed by the Company, on terms and conditions that are substantially similar to those that apply to other similarly situated management executives of the Company, for reasonable out-of-pocket expenses for entertainment, travel, meals, lodging and similar items which are consistent with the Company's expense reimbursement policy and actually incurred by the Executive in the promotion of the Company's business.

4.

Termination. After 12 months from the effective date the Company can terminate this agreement without cause with 30 days written notice to the Executive.

5.

Confidential Information.  The Executive agrees that:

5.1.

Except as may be required by the lawful order of a court or agency of competent jurisdiction, or except to the extent that the Executive has express authorization from the Company, he shall keep secret and confidential indefinitely all non-public information (including, without limitation, information regarding litigation and pending litigation) concerning the Company and its affiliates which was acquired by or disclosed to the Executive during the course of his employment with the Company, and not to disclose the same, either directly or indirectly, to any other person, firm, or business entity, or to use it in any way.

5.2.

Upon his Termination Date or at the Company's earlier request, he will promptly return to the Company any and all records, documents, physical property, information, computer disks or other materials relating to the business of the Company and its affiliates obtained by him during his course of employment with the Company.

5.3.

The Executive shall keep the Company informed of, and shall execute such assignments as may be necessary to transfer to the Company or its affiliates the benefits of, any inventions, discoveries, improvements, trade secrets, developments, processes, and procedures made by the Executive, in whole or in part, or conceived by the Executive either alone or with others, which result from any work which the Executive may do for or at the request of the Company, whether or not conceived by the Executive while on holiday, on vacation, or off the premises of the Company, including such of the foregoing items conceived during the course of employment which are developed or perfected after the Executive's termination of employment. The Executive shall assist the Company or other nominated by it, to obtain patents, trademarks and service marks and the Executive agrees to execute all documents and to take all other actions which are necessary or appropriate to secure to the Company and its affiliates the benefits thereof. Such patents, trademarks and service marks shall become the property of the Company and its affiliates. The Executive shall deliver to the Company all sketches, drawings, models, figures, plans, outlines, descriptions or other information with respect thereto.

5.4.

To the extent that any court or agency seeks to have the Executive disclose confidential information, he shall promptly inform the Company, and he shall take such reasonable steps to prevent disclosure of Confidential Information until the Company has been informed of such requested disclosure. To the extent that the Executive obtains information on behalf of the Company or any of its affiliates that may be subject to attorney-client privilege as to the           Company's attorneys, the Executive shall take reasonable steps to maintain the confidentiality of such information and to preserve such privilege.

5.5.

Nothing in the foregoing provisions of this Section 5 shall be construed so as to prevent the Executive from using, in connection with his employment for himself or an employer other than the Company or any of its affiliates, knowledge which was acquired by him during the course of his employment with the Company and its affiliates, and which is generally known to persons of his experience in other companies in the same industry.

6.

Non-solicitation.  While the Executive is employed by the Company and its affiliates and for a period of three years after the date the Executive terminates employment with the Company and its affiliates for any reason, the Executive covenants and agrees that he will not, whether for himself or for any other person, business, partnership, association, firm, company or corporation, directly or indirectly, call upon, solicit, divert or take away or attempt to solicit, divert or take away, any of the customers or employees of the Company or its affiliates in existence from time to time during his employment with the Company and its affiliates.

7.

Non-competition.  While the Executive is employed by the Company and its affiliates, and for a period of three years after the date the Executive terminates employment with the Company and its affiliates, the Executive covenants and agrees that he will not, directly or indirectly, engage in, assist, perform services for, plan for, establish or open, or have any financial interest (other than (i) ownership of 1% or less of the outstanding stock of any corporation listed on the New York or American Stock Exchange or included in the National Association of Securities Dealers Automated Quotation System or (ii)ownership of securities in any entity affiliated with the Company) in any person, firm, corporation, or business entity (whether as an employee, officer, director or consultant) that engages in an activity in any state in which the Company or its affiliates is conducting or has reasonable expectations of commencing business activities at the date of the Executive's termination of employment, which is the same as, similar to, or competitive with retail water distribution systems and or bulk water vending systems, and or other variations on the Bulk vending system.

8.

Equitable Remedies.  The Executive acknowledges that the Company would be irreparably injured by a violation of Sections 5, 6 and 7 and agrees that the Company, in addition to other remedies available to it for such breach or threatened breach, shall be entitled to a preliminary injunction, temporary restraining order, other equivalent relief, restraining the Executive from any actual or threatened breach of Sections 5, 6 and 7 without any bond or other security being required.

9.

Defence of Claims.  The Executive agrees that, during his employment with the Company and after his termination, he will cooperate with the Company and its affiliates in the defence of any claims that may be made against the Company or its affiliates to the extent that such claims may relate to services performed by him for the Company. To the extent travel is required to comply with the requirements of this Section 8, the Company, shall to the extent possible, provide the Executive with notice at least 10 days prior to the date on which such travel would be required and the Company agrees to reimburse the Executive for all of his reasonable actual expenses associated with such travel; provided, however, that if the Company reasonably expects the travel to be extensive or unduly burdensome to the Executive from a financial perspective, the Company may provide to the Executive pre-paid tickets for transportation in connection with such travel.

10.

Notices.  Notices provided for in this Agreement shall be in writing and shall be deemed to have been duly received when delivered in person or sent by facsimile transmission, on the first business day after it is sent by air express courier service or on the second business day following deposit in the Canada Post registered or certified mail, return receipt requested, postage prepaid and addressed,

10.1.

in the case of the Company to the following address:

S2C Global Systems, Inc.

#1650-1188 West Georgia Street

Vancouver, BC V6E 4A2

Attention: Roderick C. Bartlett, CEO

10.2.

or to the Executive:

Will Benedikt

       __________________

       ___________________

10.3.

or such other address as either party may have furnished to the other in writing in accordance herewith, except that a notice of change of address shall be effective only upon actual receipt.

11.

Successors.  This Agreement shall be binding on, and inure to the benefit of, the Company and its successors and assigns and any person acquiring, whether by merger, reorganization, consolidation, by purchase of assets or otherwise, all or substantially all of the assets of the Company.

12.

Non-alienation.  The interests of the Executive under this Agreement are not subject to the claims of his creditors, other than the Company, and may not otherwise be voluntarily or involuntarily assigned, alienated or encumbered.

13.

Waiver of Breach.  The waiver by either the Company or the Executive of a breach of any provision of this Agreement shall not operate as or be deemed a waiver of any subsequent breach by either the Company or the Executive.  Continuation of payments hereunder by the Company following a breach by the Executive of any provision of this Agreement shall not preclude the Company from thereafter terminating said payments based upon the same violation.

14.

Severability.   It is mutually agreed and understood by the parties that should any of the agreements and covenants contained herein be determined by any court of competent jurisdiction to be invalid by virtue of being vague or unreasonable, including but not limited to the provisions of Sections 5, 6 and 7, then the parties hereto consent that this Agreement shall be amended retroactive to the date of its execution to include the terms and conditions said court deems to be reasonable and in conformity with the original intent of the parties and the parties hereto consent that under such circumstances, said court shall have the power and authority to determine what is reasonable and in conformity with the original intent of the parties to the extent that said covenants and/or agreements are enforceable.

15.

Applicable Law.  This Agreement shall be construed in accordance with the laws of the Province of British Columbia, Canada.

16.

Currency. All dollar amounts referred to in this Agreement are the currency of the United States of America and in US Dollars.

17.

Amendment.  This Agreement may be amended or cancelled by mutual Agreement of the parties in writing without the consent of any other person.

18.

Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a copy hereof containing multiple signature pages; each signed by one party hereto, but together signed by both of the parties hereto.

19.

Arbitration & Legal Fees.  The Executive and the Company in good faith negotiations for the purpose of reaching an amicable resolution shall discuss disputes arising out of or in connection with the interpretation and application of this Agreement.  Without prejudice to the Company's rights under Section 8 of this Agreement, any such disputes which cannot be settled amicably within thirty (30) days after written notice by one party to the other (or after such longer period agreed to in writing by the parties), shall thereafter be settled by binding arbitration in accordance with the laws of the province of British Columbia and the then current Rules of Procedure for Commercial Arbitration of the ADR Institute of Canada, Inc. (www.amic.org) ("Institute"). The arbitration tribunal shall consist of three (3) arbitrators chosen by the parties from a slate of eight (8) proposed arbitrators provided by the Institute. If the parties are unable to agree on all three arbitrators within seven (7) days after receipt of the slate provided by the Institute, the Institute shall appoint the number of arbitrators the parties have been unable to agree upon from the slate. The decision of the tribunal shall be final and binding and no appeal shall lie there from. The tribunal shall have the power to order one party to contribute to the reasonable costs and expenses of the other party, or to pay all or any portion of the costs of the arbitration, as the panel determines in its discretion.

19.1.

The Executive is entitled to timely payments (not later than 30 calendar days after notice from the Executive) from the Company of reasonable attorney fees incurred by the Executive in the event of a dispute arising out of or in connection with the interpretation and application of this Agreement.

20.

Other Agreements.  This Agreement constitutes the sole and complete Agreement between the Company and the Executive and supersedes all other agreements, both oral and written, between the Company and the Executive with respect to the matters contained herein, provided, however, that this Agreement does not supersede the Change in Control Agreement or Severance Plan.  No verbal or other statements, inducements, or representations have been made to or relied upon by the Executive.  The parties have read and understand this Agreement.

IN WITNESS WHEREOF the parties have executed this Agreement as of the day and year first above written.

S2C GLOBAL SYSTEMS, INC.

FIRST STEP FINANCIAL

Per:_____________________________

Per:_____________________________

Authorized Signatory

Authorized Signatory

_________________________________

_________________________________

Witness Name:

____________________

Will Benedikt

Address:______________________

Phone No:_____________________